UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2025

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782

(Commission File Number)

Delaware	99-4917603
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2025, PCIF Defender Funding LLC (“PCIF Defender”), a direct wholly-owned subsidiary of AGL Private Credit Income Fund (the “Company”), entered into a credit facility (the “Natixis Credit Facility”) for revolving and term loans pursuant to a credit agreement (the “Natixis Credit Agreement”), by and among PCIF Defender, as Borrower, the Lenders from time to time party thereto, Natixis, New York Branch, as Administrative Agent, U.S. Bank Trust Company, National Association, as Collateral Agent, Collateral Administrator and Information Agent and U.S. Bank National Association, as Collateral Custodian and Custodian. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Natixis Credit Agreement.

Borrowings under the Natixis Credit Facility initially bear interest at the applicable base rate plus 1.95%, subject to a step-up of 2.00% following the occurrence of an Event of Default. The base rate under the Natixis Credit Agreement is (a) for certain Loans financed through the issuance of commercial paper, the Cost of Funds Rate and (b) for all other Loans, the applicable Term SOFR rate; provided that, with respect to clause (a), no Lender will utilize the Cost of Funds Rate without the prior consent of the Borrower.

The initial maximum principal amount under the Natixis Credit Agreement is $250,000,000, and the Natixis Credit Agreement includes an accordion provision to permit increases to the total facility amount, subject in each case to the satisfaction of certain conditions. Proceeds from loans made under the Natixis Credit Facility may be used for PCIF Defender’s general corporate purposes, to fund collateral obligations acquired by PCIF Defender, to pay certain fees and expenses and to make distributions to the Company, subject to certain conditions set forth in the Natixis Credit Agreement.

Loans made under the Natixis Credit Facility mature on June 20, 2035.

The Natixis Credit Facility is secured by all of the assets held by PCIF Defender. The Natixis Credit Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for loan facilities of this nature.

The foregoing description of the Natixis Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Natixis Credit Agreement attached hereto as Exhibit 10.1.

Item 2.03. Creation of Direct Financial Obligation

The information included under Item 1.01 above regarding the Natixis Credit Facility is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On June 17, 2025, the Company closed the sale of 3,998,400.64 of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), for an aggregate offering price of $100,000,000. This capital was called pursuant to a drawdown notice delivered to shareholders of the Company on June 3, 2025.

The sale of Common Shares was made pursuant to subscription agreements entered into by the Company and its shareholders. Under the terms of the subscription agreements, shareholders are required to fund drawdowns to purchase Common Shares up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 days’ prior notice to shareholders.

The issuance of the Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the shareholders in the subscription agreements that each shareholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 20, 2025, by and among PCIF Defender Funding LLC, as Borrower, the Lenders from time to time party thereto, Natixis, New York Branch, as Administrative Agent, U.S. Bank Trust Company, National Association, as Collateral Agent, Collateral Administrator and Information Agent and U.S. Bank National Association, as Collateral Custodian and Custodian.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*

Schedules and/or exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 24, 2025

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ TAYLOR BOSWELL
Taylor Boswell
Chief Executive Officer